Exhibit 4 (a)

Certificate of Amalgamation

[LOGO]    Industry Canada     Industrie Canada                          FORM 9                         FORMULE 9
                                                                 ARTICLES OF AMALGAMATION           STATUTS DE FUSION
                                                                     (SECTION 185)                   (ARTICLE 185)

___________________________________________________________________________________________________________________________________
   1 - Name of amalgamated corporation                           Denomination de la societe issue de la fusion
   TELEGLOBE INC.

   TELEGLOBE INC.
___________________________________________________________________________________________________________________________________
   2 - The place in Canada where the regulated office            Lieu au Canada ou doit etre situe le siege social
       is to be situated

       Metropolitian Region of Montreal, Province of Quebec/Region metropolitaine de Montreal, Province de Quebec

___________________________________________________________________________________________________________________________________
   3 - The classes and any maximum number of shares that         Categories at tout nombre maximal d'actions que la societe est
       the corporation is authorized to issue                    autorisee a emettre

       See Appendix A/Voir l'Annexe A ci-jointe


___________________________________________________________________________________________________________________________________
   4 - Restrictions, if any, on share transfers                  Restrictions sur le transfert des actions, s'il y a lieu

       None/Aucune


___________________________________________________________________________________________________________________________________
    5- Number (or minimum and maximum number) of directors       Nombre(ou nombre minimal et maximal) d'administrateurs

       Minimum:  5        Maximum:  25

___________________________________________________________________________________________________________________________________
     6 - Restrictions, if any, on business the corporation       Limites imposees a ractivite commerciale de la societe, s'il y
         may carry on                                             a lieu
         None/Aucune

___________________________________________________________________________________________________________________________________
   7 - Other provisions, if any                                  Autres dispositions, s'il y a lieu

       See Appendix B attached hereto/ Voir l'Annexe b ci-jointe



___________________________________________________________________________________________________________________________________
   8 - The amalgamation has been approved pursuant to that       8 - La fusion a ete approuvee en accord avec l'article ou le
       section or subsection of the Act which is indicated           paragraphe de la Loi indique ci-apres.
       as follows:

                                                              [_]  183
                                                              [X]  184(1)
                                                              [_]  184(2)
___________________________________________________________________________________________________________________________________
   9 - Name of the amalgamating corporations     Corporation No.                                               Title
       Denomination des societes fusionnantes    Ne de la societe     Signature              Date              Titre
___________________________________________________________________________________________________________________________________

  TELEGLOBE CANADA, INC.                         217584-3         /S/[SIGNATURE ILLEGIBLE]    1999-01-01  Andre Bourbonnais, Secret:
___________________________________________________________________________________________________________________________________

  TELEGLOBE, INC.                                200851-3         /S/[SIGNATURE ILLEGIBLE]    1999-01-01  Andre Bourbonnais, Secret:
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________
   FOR DEPARTMENTAL USE - A L'USAGE DU
   MINISTERE SEULEMENT
   Corporation No. - Ne de la societe                               Filed - Deposee
                                     357264 - 1                                      Jan 6 1999
___________________________________________________________________________________________________________________________________

                                  APPENDIX A

                             --------------------


I- An unlimited number of common shares, Class A Non-Voting Shares and Preferred Shares, all without nominal or par value.

     The rights, privileges, restrictions and conditions attaching to the common shares and to the Class A Non-Voting Shares shall be as follows:

1.   Dividends: Subject to the prior rights of any other shares ranking senior
     ---------
     to the common shares and to the Class A Non-Voting Shares (hereinafter the "Non-Voting Shares") in respect of priority in the payment of dividends, the holders of common shares and the holders of the Non-Voting Shares shall be entitled to participate equally, share for share, at the same time, in any dividend, whether in cash, in shares of the Corporation or otherwise, which may be declared or paid on any class of such shares, including, without limitation, with respect to the amount per share of any such dividend.

2.   Winding-up: In the event of the liquidation, dissolution or winding-up of
     ----------
     the Corporation, or other distribution of assets among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, all the remaining property of the Corporation available for distribution to the holders of the common shares and to the holders of Non-Voting Shares shall, subject to the prior rights of any other shares ranking senior to the common shares and to the Non-Voting Shares in respect of any such distribution on liquidation, dissolution or winding-up of the Corporation or other distribution of assets among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, be paid or distributed equally, share for share, to the holders of the common shares and to the holders of Non-Voting Shares, without preference or distinction.

3.   Voting Rights: At all meetings of shareholders of the Corporation, except
     -------------
     meetings at which only holders of another class of shares are entitled to vote, the holders of the common shares shall be entitled to one (1) vote in respect of each common share. Non-Voting Shares shall not have attached to them any right to vote at any meeting of shareholders other than provided for pursuant to the Canada Business Corporations Act.

4.   Limitation on Voting Rights: Where the Corporation's articles are to be
     ---------------------------
     amended as provided for in paragraphs (a), (b) or (e) of subsection (1) of section 176 of the Canada Business Corporations Act, the holders of Non-Voting Shares will not have the right to vote separately as a class.

     The rights, privileges, restrictions and conditions attaching to the preferred shares shall be as follows:

5.   Issuable in Series: The preferred shares may at any time and from time to
     ------------------
     time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the Board of Directors of the Corporation.

6.   Rights of Each Series: The Board of Directors of the Corporation shall, by
     ---------------------
     resolution duly passed before the issue of any preferred shares of any series, determine the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the terms and conditions of redemption, if any, and conversion rights, if any, the whole as may be confirmed and declared by Articles of Amendment. Notwithstanding the foregoing, no preferred shares shall have attached to them any right to vote at any meeting of shareholders other than:

     (i)  as provided for pursuant to the Canada Business Corporations Act; and

     (ii) as may be provided for in the rights, privileges, restrictions and conditions attached to any new series of preferred shares created by the Board of Directors of the Corporation but in such case, voting rights shall be attached to the preferred shares of such series if, and only if, the Corporation fails to pay a certain number of dividends, as previously determined by the Board of Directors of the Corporation, from time to time.

7.   Redemption Price: For the purposes hereof, the term "redemption price" for
     ----------------
     any preferred shares shall mean:

     (i) where such share was issued for money, the amount for which such shares was issued; or

     (ii) where such share was issued in whole or in part for a consideration other than money, then the amount in money (if any) paid for the issue of such shares, plus an amount equal to the fair market value of such other consideration received; such fair market value shall be calculated as at the date of issue of such shares and shall be determined in accordance with recognized standards of valuation.

     The redemption price shall be reduced by the amount of any return of capital paid to the holder of any preferred share as of the date of such return of capital.

8.   Priority: The preferred shares of each series shall, with respect to
     --------
     priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the corporation among shareholders for the purpose of winding-up its affairs, be entitled to a preference over the common shares of the Corporation and over any other shares ranking junior to the preferred shares and the preferred shares of each series shall also be given such other preferences over the common shares and any other shares ranking junior to the preferred shares as may be determined as to their respective series authorized to be issued.

9.   Parity with Other Series: The preferred shares of each series shall rank on
     ------------------------
     a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

10.  Winding-Up: In the event of the liquidation, dissolution or winding-up of
     ----------
     the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the preferred shares shall be entitled to receive, before any distribution of the assets is made among the holders of the common shares and any other class of shares ranking junior to the preferred shares, an amount equal to the redemption price for such shares plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared (which for such purposes shall be calculated up to the date of such distribution), and no more.

11.  Modification to Series: Subject to the issuance of a certificate by the
     ----------------------
     Director under the Canada Business Corporations Act, the Corporation may at any time or times or from time to time pass a special resolution or resolutions whereby the terms hereof and of the foregoing paragraph may be altered, amended or repealed or the application thereof suspended in any particular case and changes may be made to the rights, privileges, restrictions and conditions, attaching to the preferred shares, but no such special resolution shall have any force or effect until after it has been sanctioned by the affirmative vote of the holders of not less than two thirds (2/3) of the preferred shares then outstanding at a meeting duly called for such purpose, in addition to such other vote of other classes of other shareholders as may be required by the Canada Business Corporations Act.

II- A series of preferred shares of the Corporation designated as the "First Series Preferred Shares".

          The rights, privileges, restrictions and conditions attaching to the First Series Preferred Shares in addition to those attaching to the preferred shares of the Corporation as a class, shall be as follows:

1.   Dividends: No dividend may be declared and made payable on the common
     ---------
     shares unless an equal and rateable dividend has been declared and made payable on the First Series Preferred Shares;

2.   Conversion: Each First Series Preferred Share may at any time, at the
     ----------
     option of the holder, be converted into one (1) common share; the conversion privilege for which provision is made herein shall be exercised by notice in writing given to the Corporation or its transfer agent accompanied by the certificate or certificates representing the First Series Preferred Shares in respect of which the holder desires to exercise such conversion privilege; such notice shall be signed by the holder of the First Series Preferred Shares in respect of which such right is being exercised or by its duly authorized representative and shall specify the number of First Series Preferred Shares which the holder desires to have converted; upon receipt of such notice and certificate or certificates, the Corporation shall, effective as of the date of such receipt, issue or cause to be issued a certificate or certificates representing fully paid common shares upon the basis above prescribed to the holder of such First Series Preferred Shares; if less than all of the First Series Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the First Series Preferred Shares comprised in the original certificate which are not to be converted;

3.   Fully Paid Shares: All shares resulting from any conversion of First Series
     -----------------
     Preferred Shares into common shares shall be deemed to be fully paid and non-assessable;

4.   Right to Stock Dividend: In the event that a holder of First Series
     -----------------------
     Preferred Shares exercises its right to convert any First Series Preferred Shares in accordance with the terms hereof at any time following payment by the Corporation of any dividend on any outstanding common shares payable in shares of the Corporation (a "Stock Dividend") and provided no equivalent Stock Dividend has been declared and paid on the outstanding First Series Preferred Shares, such holder of First Series Preferred Shares shall be entitled to receive, in addition to the common shares to which it would otherwise be entitled on conversion had no Stock Dividend been paid, an additional number of common shares equal to the number of common shares which would have been payable to such holder of First Series Preferred Shares as a Stock Dividend had the conversion rights giving rise to the issuance of shares been exercised at or prior to the record date for payment of the said Stock Dividend;

5.   Subdivision: In the event of any subdivision or re-division or change of
     -----------
     the common shares of the Corporation at any time while any of the First Series Preferred Shares are outstanding, into a greater number of common shares, provided always that there has not been, concurrently therewith, an equal or equivalent subdivision, re-division or change of the First Series Preferred Shares into a greater number of First Series Preferred Shares (or into such other shares into which First Series Preferred Shares are changed), the number of common shares required to be issued and delivered by the Corporation on the exercise thereafter of the right of conversion shall be increased to such number of common shares as would have resulted from such subdivision, re-division or change if the right of conversion had been exercised prior to the date of such subdivision, re-division or change.

6.   Consolidation: In the event of any consolidation or change of the common
     -------------
     shares at any time when any First Series Preferred Share is outstanding and convertible as provided herein, into a lesser number of shares, the number of common shares required to be issued and delivered by the Corporation on the exercise thereafter of the right of conversion shall be reduced to such number of common shares as would have resulted from such consolidation or change if the right of conversion had been exercised by the holder of First Series Preferred Shares prior to the date of such consolidation or change;

III- Divisions
     ---------

1.   Common Shares: As of August 13, 1987, all of the issued and outstanding
     -------------
     Common Shares of the capital stock of the Corporation are subdivided on a two-for-one basis, such that each issued and outstanding Common Share in the capital stock of the Corporation is subdivided into two (2) such Common Shares.

2.   First Series Preferred Shares: As of August 13, 1987, all of the issued and
     -----------------------------
     outstanding First Series Preferred Shares in the capital stock of the Corporation are subdivided on a two-for-one basis, such that each issued and outstanding First Series Preferred share in the capital stock of the Corporation is subdivided into two (2) such First Series Preferred Shares.

IV- A series of preferred shares of the Corporation designated as the "Second Series Preferred Shares", which shall consist of 3,000,000 shares.

     The rights, privileges, restrictions, and conditions attaching to the Second Series Preferred Shares, in addition to those attaching to the preferred shares of the Corporation as a class, shall be as follows:

1.   Dividend
     --------

     1.1  Payment: The holders of the Second Series Preferred Shares shall be
          -------
     entitled to receive (in priority to the holders of any shares ranking junior to the Second Series Preferred Shares) fixed cumulative preferential cash dividends as and when declared by the Board of Directors on behalf of the Corporation, out of moneys properly applicable to the payment of dividends, at the rate of eight per cent (8%) per annum, being Two Dollars ($2) per share per annum, such dividends to be payable (except for the first of such dividends in an amount calculated in accordance with Section
     1.2 of this paragraph 1 in equal amounts of fifty cents ($0.50) per share, quarterly, in respect of each twelve (12) month period on the first day of February, May, August and November (each of which dates is hereinafter referred to as a "Dividend Payment Date"). Dividends on the Second Series Preferred Shares shall accrue, as the case may be, from and including the date of issue thereof, or from and including the last Dividend Payment Date in respect of which dividends have been paid in full. Cheques of the Corporation payable at par in lawful money of Canada at any branch in Canada of the Corporation's bankers shall be issued in respect of such dividends (less any taxes required to be deducted) to the holders of the Second Series Preferred Shares entitled thereto and the mailing of such cheques to the registered holders of Second Series Preferred Shares by the Corporation shall constitute satisfaction of payment of such dividends to the extent of the respective amounts represented thereby unless any such cheques are not paid upon due presentation. If on any Dividend Payment Date the dividends provided for herein as payable on such date are not paid in full on all the Second Series Preferred Shares then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the Board of Directors. The holders of the Second Series Preferred Shares shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for. A dividend which is represented by a cheque which has not been presented for payment within six (6) years after it was issued, or that otherwise remains unclaimed for a period of six (6) years from the date on which it was declared to be payable and set apart for payment, shall be forfeited to the Corporation.

     1.2  Calculation for the First Quarterly Dividend: The amount of the
          --------------------------------------------
     dividend accrued to and payable on August 1, 1991 on each Second Series Preferred Shares shall be that proportion (rounded to the nearest one hundredth (1/100th) of one cent) of Two Dollars ($2) which the number of days from and including the date of issue to but excluding August 1, 1991 is to Three Hundred and Sixty-Five (365).

     1.3  Election respecting Part VI.I Tax: The Corporation shall make an
          ---------------------------------
     election, in the manner and within the time provided under the Income Tax Act (Canada), (the "Act") under Section 191.2 of the said Act or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax at a rate such that no holder of Second Series Preferred Shares will be required to pay tax on dividends received on the Second Series Preferred Shares under Section 187.2 of such Act or any successor or replacement provision of similar effect.

2.   Restriction on Dividends and Retirement of Shares: Without the prior
     -------------------------------------------------
     approval of the holders of outstanding Second Series Preferred Shares given as hereinafter set forth at Paragraph 12 of this Article IV:

     a) the Corporation shall not pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the preferred shares of the Corporation) on any shares of the Corporation ranking junior to or on a parity with the preferred shares of the Corporation or any series thereof;

     b) the Corporation shall not call for redemption, redeem, purchase or otherwise retire or make any capital distribution on or in respect of any shares ranking junior to or on a parity with the preferred shares of the Corporation or any series thereof (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to or on a parity with the preferred shares of the Corporation or any series thereof);

     c) except in connection with the redemption of Second Series Preferred Shares as set forth in Paragraph 6 of this Article IV, the Corporation shall not call for redemption, redeem, or otherwise retire less than all of the Second Series Preferred Shares; or

     d) except in connection with the exercise of a retraction privilege of a shareholder or mandatory redemption obligation of the Corporation attaching thereto, the Corporation shall not call for redemption, redeem, or otherwise retire any shares of any class or series ranking prior to or on a parity with the preferred shares of the Corporation or any series thereof;

     unless, in each such case, all cumulative preferential dividends accrued on outstanding Second Series Preferred Shares and on all other outstanding shares of the Corporation ranking in priority to or on a parity with the Second Series Preferred Shares up to and including the dividend payable on the last preceding date applicable to any such shares for the payment of dividends shall have been declared and paid or made available for payment at the date of such declaration or payment or setting apart or call for redemption or purchase for cancellation.

3.   Liquidation: The holders of the Second Series Preferred Shares shall be
     -----------
     entitled on the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (in priority to the holders of shares ranking junior to the Second Series Preferred Shares) to the payment of twenty-five dollars ($25) in respect of each share together with an amount equal to all accrued and unpaid cumulative preferential dividends thereon, whether or not declared, calculated to the date of such distribution. After payment to the holders of the Second Series Preferred Shares as aforesaid such holder shall not be entitled to share in any further distribution of the assets of the Corporation.

4.   Redemption at the Option of the Corporation
     -------------------------------------------

     4.1  No Redemption: The Corporation may not redeem any Second Series
          -------------
     Preferred Shares prior to May 2, 1997.

     4.2  Right to Redeem: Subject to Paragraph 2 of this Article IV, the
          ---------------
     Corporation, upon giving notice as hereinafter provided, may, on or after May 2, 1997, redeem all at any time and part from time to time of the Second Series Preferred Shares on payment for each shares to be redeemed of a price of Twenty-Five Dollars ($25), plus in each case an amount equal to all accrued and unpaid cumulative preferential dividends thereon, whether or not declared, calculated to the date of redemption (the whole constituting the "Second Series Redemption Price").

     4.3  Partial Redemption: If less than all outstanding Second Series
          ------------------
     Preferred Shares are to be redeemed pursuant to Section 4.2 of this Paragraph 4, the shares to be redeemed shall be selected by lot, or redeemed pro rata in such manner as the Board of Directors may in its
              --- ----
     discretion by resolution determine.

     4.4  Procedure: The Corporation shall give at least sixty (60) days prior
          ---------
     notice in writing to each person who, at the date of giving such notice, is the registered holder of the Second Series Preferred Shares to be redeemed, of the intention of the Corporation to redeem such shares. Such notice shall be given, at the option of the Corporation, by personal delivery or by posting the same in a postage paid envelope addressed to each holder of Second Series Preferred Shares to be redeemed at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, provided that the accidental failure or omission to give any such notice as aforesaid to one or more of such holders shall not affect the validity of the redemption, and upon any such failure or omission being discovered the Corporation shall give notice as aforesaid and such notice shall have the same force and effect as if given correctly and in due time. Such notice shall set out the Second Series Redemption Price, the Conversion Rate in effect on the date of the mailing of the notice, the time, place and manner of redemption and, in the case of partial redemption, the number of Second Series Preferred Shares held by the person to whom it is addressed which are to be redeemed.

     4.5  Payment: On and after the date so fixed for redemption, the Series
          -------
     Preferred Shares to be redeemed the applicable Second Series Redemption Price on presentation and surrender at the head office of the Corporation, or at any other place or places within Canada designated by such notice, of the certificate or certificates for such Second Series

     Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers and the delivery of such cheques shall be deemed to constitute satisfaction of the respective amounts represented thereby (plus any tax required to be and deducted or withheld therefrom). From and after the date fixed for redemption in any such notice, the Second Series Preferred Shares called for redemption shall be deemed to have been redeemed and the holders thereof shall cease to be entitled to dividends or to exercise any of the rights of shareholders in respect thereof unless any such cheques are not paid on due presentation, in which event the rights of the holders of such shares shall remain unimpaired.

     4.6  Deposit of Second Series Redemption Price: At any time after notice of
          -----------------------------------------
     redemption is given as aforesaid, the Corporation shall have the right to deposit the Second Series Redemption Price of any and all Second Series Preferred Shares to be redeemed with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon presentation and surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made or upon the date fixed for redemption in such notice, whichever is later, the shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of each holder thereof shall be limited to receiving the proportion (less any tax required to be and deducted or withheld therefrom) of the amounts so deposited applicable to such shares, without interest, any interest allowed on any such deposit belonging to the Corporation.

     4.7  New Certificate upon Partial Redemption: If a part of the Second
          ---------------------------------------
     Series Preferred Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without charge.

5.   Purchase for Cancellation
     -------------------------

     5.1  Right to Purchase: Subject to the terms of Paragraph 2 of this Article
          -----------------
     IV, the Corporation may, at any time, purchase in the open market for cancellation any or all of the Second Series Preferred Shares at a price not exceeding twenty-five dollars ($25) plus all accrued and unpaid dividends thereon, whether or not declared calculated to the date of such purchase for cancellation. Any Second Series Preferred Shares so purchased by the Corporation shall be cancelled and shall not be reissued.

     5.2  Partial Purchase for Cancellation: If a part only of the Second Series
          ---------------------------------
     Preferred Shares represented by any certificate shall be purchased for cancellation, a new certificate for the balance shall be issued without charge.

6.   Redemption at Option of Holder
     ------------------------------

     6.1  Holder's Right to Require Redemption: Each holder of Second Series
          ------------------------------------
     Preferred Shares shall be entitled, subject to and upon compliance with the provisions of this Paragraph 6, to require the Corporation to redeem all or any part of the Second Series Preferred Shares registered in the name of that holder on May 1, 1997 (the "Retraction Date") at a price equal to twenty-five dollars ($25) per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, calculated to the date of redemption, the whole constituting the "Retraction Price".

     6.2  Procedure: The Corporation or the transfer agent for the time being of
          ---------
     the Second Series Preferred Shares shall, at least sixty (60) days and not more than ninety (90) days prior to the Retraction Date, give written notice of the right provided for in Section 6.1 of this Paragraph 6 to the registered holders of the Second Series Preferred Shares. Such notice shall set out the Retraction Price and particulars of the procedure to be followed by any holder wishing to exercise such right, including the time, place and manner of exercise of such right as hereinafter set out. If, on the date of such notice, the Corporation, acting in good faith, has reason to believe that the Corporation will be unable, under applicable law, to redeem all of the Second Series Preferred Shares on the Retraction Date, such notice shall contain a statement to that effect, as well as an estimate of the number of Second Series Preferred Shares which the Corporation expects to be in a position to redeem on the Retraction Date. Each holder of Second Series Preferred Shares who elects to have the Corporation redeem any or all Second Series Preferred Shares registered in the name of that holder must, prior to the close of business on April 15, 1997, deposit the certificate or certificates representing the Second Series Preferred Shares which that holder desires to have redeemed with the transfer agent for the Second Series Preferred Shares at any place where a transfer registry is maintained and must, at the time of such deposit, have signified his election and the number of shares which he desires to have redeemed by duly completing the holder's election contained in the retraction panel contained on the certificates for Second Series Preferred Shares.

     6.3  Payment: Subject to Section 6.4 of this Paragraph 6, the Corporation
          -------
     shall redeem on the Retraction Date the number of Second Series Preferred Shares for which certificates have been deposited and with respect to which the holders have signified their election as aforesaid by paying to the holder entitled thereto or by depositing the Retraction Price, both as set forth in Paragraph 4 of this Article IV. The Second Series Preferred Shares in respect of which such payment or deposit is made shall be deemed to have been redeemed on the Retraction Date and the holders thereof shall cease to be entitled to dividends or to exercise any of the rights of holders thereof, unless payment or deposit of the Retraction Price is not made as aforesaid, in which event (but subject to Sections 6.5 and 6.6 of this Paragraph 6 the rights of the holders of such shares shall remain unimpaired.

     6.4  Limitation: If the redemption by the Corporation of all Second Series
          ----------
     Preferred Shares required to be redeemed on the Retraction Date under this Paragraph

     6 would be contrary to applicable law, the Corporation shall redeem pro
                                                                         ---
     rata (to the nearest whole share) the maximum number of Second Series
     ----
     Preferred Shares (rounded to the next lower multiple of One Hundred (100) shares) which the Corporation is then permitted to redeem. Thereafter, the Corporation shall redeem pro rata (to the nearest whole share) on each
                              --- ----
     succeeding Dividend Payment Date the maximum number of shares (rounded to the next lower multiple of One Hundred (100) shares) which the Corporation is then permitted to redeem, and so on until all Second Series Preferred Shares which have been deposited for redemption under this Paragraph 6 and which have not been released from deposit under Section 6.6 of this Paragraph 6 have been redeemed. Redemptions under Section 6.4 of this Paragraph 6 shall be in accordance with Paragraph 4 of this Article IV, except that the shares to be redeemed shall be the shares which have been deposited for redemption under this Paragraph 6 and which have not been released from deposit under Section 6.6 of this Paragraph 6.

     6.5  Partial Redemption: Upon any redemption of part but not all Second
          ------------------
     Series Preferred Shares represented by any certificate(s) deposited as aforesaid, the Corporation shall issue a new certificate to the holder representing the number of Second Series Preferred Shares not redeemed and remaining outstanding, provided that any certificate issued in respect of shares not released from deposit under Section 6.6 of this Paragraph 6 shall remain on deposit pending redemption under Section 6.4 of this Paragraph 6.

     6.6  Election Irrevocable:
          --------------------

          6.6.1 Subject to clause 6.6.2, the election by any holder to require the Corporation to redeem any Second Series Preferred Shares shall be irrevocable upon receipt by the Corporation of the certificates for the shares to be redeemed and the signification of election of the holder as aforesaid.

          6.6.2 To the extent that the Corporation has not redeemed shares deposited for redemption due to the operation of Section 6.4 of this Paragraph 6, any holder who made an original deposit may elect to withdraw all but not less than all the number of shares so deposited by him, and not redeemed, by giving notice to that effect at least five (5) business days prior to any succeeding Dividend Payment Date on which such shares may be subject to redemption by the Corporation as in this Paragraph 6 provided. Any such notice shall be deemed to be validly given if the same is duly executed by or on behalf of the registered holder of such shares and delivered to the transfer agent of the Corporation at any office where transfers of such shares may be registered and the date of delivery of such notice shall be deemed to be the date of giving of same, in which case, such holder shall be deemed to have elected not to have the unredeemed balance of his deposited shares redeemed under Section 6.4 of this Paragraph 6; such number of shares deposited and not redeemed shall be released from the deposit and the Corporation shall thereafter have no obligation to redeem pursuant to Section
                  6.4 of this Paragraph 6 any of the shares so released.

         6.7      Not Affected Dividends:  The inability of the Corporation to
                  ----------------------
         effect a redemption in whole on the Retraction Date or a subsequent Dividend Payment Date shall not affect or limit the obligations of the Corporation to pay any dividends accrued or accruing on the Second Series Preferred Shares from time to time not redeemed and remaining outstanding.

7.       Conversion Rights
         -----------------

         7.1      Right to Convert:  Subject to and upon compliance with the
                  ----------------
         provisions of this Paragraph 7, the holder of any Second Series Preferred Shares may elect at any time including, in case the Second Series Preferred Shares are called for redemption by the Corporation, up to the close of business on the third business day prior to the date fixed for redemption, that such Second Series Preferred Shares be converted into fully paid and non-assessable common shares of the Corporation (the "Commons Shares") at a conversion rate of 2.32558 Common Shares for each Second Series Preferred Share so converted, representing an effective conversion price of $10.75 for each Common Share as currently constituted. As used herein, "Conversion Rate" shall mean the conversion rate set forth in this Section 7.1 of this Paragraph 7 as adjusted from time to time in accordance with Paragraph 8 of this Article IV.

         7.2      Conversion Procedure:  In order to exercise the conversion
                  --------------------
         privilege herein provided for, the holder of any Second Series Preferred Shares to be converted shall surrender the certificate or certificates representing such Second Series Preferred Shares to the Corporation or the transfer agent for the time being of the Second Series Preferred Shares with the election of conversion privilege panel contained on the certificates for Second Series Preferred Shares duly completed by the said holder or his agent specifying the number of Second Series Preferred Shares which the holder desires to convert. If any Common Shares into which such Second Series Preferred Shares are to be converted are to be issued to a person or persons other than the registered holder thereof, such election of conversion privilege shall be accompanied by payment to the Corporation of any transfer tax which may be payable by reason thereof. The endorsement of the election of conversion privilege by the holder of any Second Series Preferred Shares and the surrender of the certificate or certificates representing the Second Series Preferred Shares which that holder desires to convert shall be deemed to constitute a contract between the holder of the Second Series Preferred Shares to be converted and the Corporation whereby: (a) the holder of such Second Series Preferred Shares subscribes for the number of Common Shares which he shall be entitled to receive upon such conversion; and (b) the Corporation agrees that the surrender of the certificate or certificates representing the Second Series Preferred Shares in the manner aforesaid for conversion, in whole or in part, constitutes full payment of the subscription price for the Common Shares issuable on such conversion and to the extent thereof.

         As promptly as possible after the date of conversion, but subject to Paragraph 8 of this Article IV, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the holder whose Second Series Preferred Shares are so surrendered, a certificate or certificates in the name or names of the person or persons specified in the election of conversion privilege for the number of Common Shares deliverable upon the conversion of such Second Series Preferred Shares, or the specified portion thereof, as the case may be, together with new certificates representing the Second Series Preferred Shares, where applicable, that remain unconverted. Upon conversion the rights of the holder of such Second Series Preferred Shares to receive any payment in respect of the Second Series Redemption Price thereon or any dividend (other than dividends accrued and unpaid thereon, whether or not declared, calculated to the date of such conversion), shall cease and the holder or the other person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the Common Shares represented thereby.

         The right of a holder of Second Series Preferred Shares to convert such shares into Common Shares shall be deemed to have been exercised and the holder of Second Series Preferred Shares to be converted (or any person in whose name such holder of Second Series Preferred Shares shall have directed that a certificate or certificates representing Common Shares be issued as provided in this Paragraph 7))shall be deemed to have become a holder of Common Shares for all purposes, on the date or dates of receipt by the transfer agent of the certificate or certificates representing Second Series Preferred Shares as herein provided, notwithstanding any delay in the delivery of the certificate or certificates representing the Common Shares into which such Second Series Preferred Shares have been converted.

         The registered holder of any Second Series Preferred Shares on the record date for any dividend payable on such shares shall be entitled to such dividend notwithstanding that such shares shall have been converted into Common Shares after such record date and before the payment date of such dividend, and the registered holder of a Common Share resulting from such conversion shall be entitled to rank equally with the registered holders of all other Common Shares from and after the date of such conversion. Subject to the foregoing, upon conversion of any Second Series Preferred Shares there shall be no adjustment by the Corporation or by any holder of Second Series Preferred Shares on account of any dividend on the Second Series Preferred Shares so converted or on any Common Shares resulting from such conversion.

         The holder of any Second Series Preferred Shares converted in accordance with the provisions hereof shall be deemed to remain a holder of such Second Series Preferred

         Shares in respect of all entitlements to accrued and unpaid dividends thereon, whether or not declared, as herein provided, calculated to the date of such conversion.

         Upon surrender to the Corporation or the transfer agent of the Corporation for the time being of the certificate or certificates representing the Second Series Preferred Shares which are to be converted in part only, the holder thereof shall be entitled to receive, without expense to such holder, one or more new certificates representing the unconverted portion of the Second Series Preferred Shares so surrendered.

         7.3      No Fractional Shares:  Notwithstanding anything herein
                  --------------------
         contained, the Corporation shall in no case be required to issue fractional Common Shares upon the conversion of any Second Series Preferred Shares. If, except for the provisions of this part, any fractional Common Shares would be deliverable upon the conversion of any Second Series Preferred Shares, the Corporation shall adjust for such fraction by either, at its sole discretion:

                  7.3.1 paying to the holder of such surrendered Second Series Preferred Shares an amount in cash equal to the value thereof (to the nearest cent), such value to be determined by the amount of the fraction in relation to the conversion price; or

                  7.3.2 issuing or causing to be issued in respect of such fraction or fractions a scrip certificate, transferable by delivery, entitling the holder thereof and other similar scrip certificates aggregating one (1) full Common Share, (upon surrender of such scrip certificates at such place as may be designated therein), to obtain from the Corporation a full Common Share and to receive a share certificate therefor.
                  Such scrip certificate shall be in such form and terms and shall be subject to such conditions as the Corporation may determine, and shall provide that the holder thereof shall not be a shareholder or be entitled to receive dividends or to any other rights of a shareholder.

         7.4      Conversion Rights Prior to Redemption:  In the event that the
                  -------------------------------------
         Second Series Preferred Shares are called for redemption, any right of conversion thereof shall terminate at the close of business on the third business day immediately prior to the date fixed for redemption, provided, however, that in the event the Corporation shall fail to redeem such Second Series Preferred Shares in accordance with the notice of redemption, the right of conversion shall thereupon be restored.

         7.5      Fully Paid and Non-Assessable:  All Common Shares resulting
                  -----------------------------
         from any conversion of Second Series Preferred Shares shall be deemed to be fully paid and shall be non-assessable.

8.       Adjustments:  The number of Common Shares which may be issued upon an
         -----------
         election by a holder of Second Series Preferred Shares to convert as herein provided shall be subject to adjustment from time to time as follows:

         8.1      Stock Dividends, Subdivision, Consolidation, etc.:  In case
                  -------------------------------------------------
         the Corporation shall:

                  8.1.1 except as provided in Subsection 8.7.1 of this Paragraph 8, issue Common Shares of the Corporation to all or substantially all the holders of Common Shares by way of a stock dividend or otherwise; or

                  8.1.2 subdivide its outstanding Common Shares into a greater number of shares; or

                  8.1.3 reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

                  8.1.4   reclassify its outstanding Common Shares;

         a holder of Second Series Preferred Shares shall be entitled to receive upon conversion the number of Common Shares which he would have owned or been entitled to receive had such Second Series Preferred Shares been converted immediately prior to such time. Any dividend or distribution in Common Shares declared on the Common Shares shall be deemed to have been issued or made immediately prior to the time of the record date for such dividend or distribution for purposes of calculating the number of outstanding Common Shares under Sections 8.2 and 8.3 of this Paragraph 8. Such adjustments shall be made successively whenever any event listed above shall occur.

         8.2      Adjustment of Conversion Rate:  In case the Corporation shall
                  -----------------------------
         fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its Common Shares entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than ninety-five per cent (95%) of the Current Market Price (as herein defined) of a Common Share on such record date, the Conversion Rate in effect on such record date shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price per Common Share and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable, as the case may be). Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such options, rights or warrants are not so issued or such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares), if any, actually delivered upon the exercise of such options, rights or warrants.

         8.3      Record Date:  In case the Corporation shall fix a record date
                  -----------
         for the making of a distribution to all or substantially all the holders of its Common Shares (a) of any shares of any class not included in the definition of Common Shares, or (b) of evidence of indebtedness, or (c) of assets (excluding cash dividends paid in the ordinary course out of earnings and excluding dividends or distribution of Common Shares as provided in Section 8.1 of this Paragraph 8 and stock dividends to holders of Common Shares as provided in subsection
         8.7.1 of this Paragraph 8, or (d) of options, rights or warrants for a period expiring more than forty-five (45) days after such record date, then, in each such case the Conversion Rate shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price of a Common Share on such record date, less the aggregate fair market value (as determined by the board of directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or options, rights or warrants so distributed and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price of each such Common Share on such record date. Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect based upon the said shares or evidences of indebtedness or assets or options, rights or warrants actually distributed.

         8.4      No Adjustments:  No adjustments of the Conversion Rate shall
                  --------------
         be made pursuant to Subsection 8.1.1 or pursuant to Sections 8.2 and
         8.3 of this Paragraph 8 if the holders of the Second Series Preferred Shares are permitted to participate in such dividend or distribution on the Common Shares of the Corporation in Common Shares or in the issue of such options, rights, warrants or in such distribution, as the case may be, as though and to the same effect as if they had converted their Second Series Preferred Shares into Common Shares prior to the record date for such dividend or distribution or the issue of such options, rights or warrants or such distribution, as the case may be.

         8.5      Other Adjustments:  In any case in which this Paragraph 8
                  -----------------
         shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, until the occurrence of such event, the Corporation may defer (a) issuing to the holder of any Second Series Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event in addition to the Common Shares issuable upon such conversion before giving effect to such adjustment, and (b) paying to such holder cash in lieu of any fractional interest to which he is entitled pursuant to Paragraph 7 of this Article IV above provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's rights to receive such additional Common Shares and such cash, upon the occurrence of the event requiring such adjustment.

         8.6      De Minimis Exception:  No adjustment in the Conversion Rate
                  --------------------
         shall be required unless such adjustment would result in an increase or decrease of at least one per cent (1%) in such conversion price; provided, however, that any adjustments which by reason of this Section
         8.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         8.7      Adjustment Exclusions:  For greater certainty, nothing
                  ---------------------
         contained in this Paragraph 8 or elsewhere herein shall be construed as requiring adjustment in the Conversion Rate where an increase in the number of issued Common Shares results from:

                  8.7.1 the payment of a dividend in the form of additional Common Shares to the holders thereof who exercise a right or option given to all or substantially all the holders of Common Shares to receive equivalent dividends in shares in lieu of cash dividends paid in the ordinary course; or

                  8.7.2 the exercise of any non-transferable right, option or warrant extended or given to employees of the Corporation from time to time to subscribe for or purchase Common Shares or other shares of the Corporation; or

                  8.7.3 the exercise of the right already or in future extended or given to all or substantially all the holders of Common Shares to purchase additional Common Shares at a discount of up to and including ten per cent (10%) pursuant to any employee stock option plan or plans of the Corporation in effect from time to time; or

                  8.7.4 the exercise of any right to convert any debenture or other evidence of indebtedness of the Corporation into Common Shares; or

                  8.7.5 the exercise of any warrant to purchase Common Shares of the Corporation; or

                  8.7.6 the exercise of any right to convert into Common Shares any shares of any class of shares, other than Common Shares that may be issued and outstanding from time to time; or

                  8.7.7 the issuance of any Common Shares or the issuance of any options, rights, warrants, evidence of indebtedness or other securities which could result in the subsequent issuance of Common Shares, in circumstances other than those prescribed in this Paragraph 8.

         8.8      "Current Market Price" and "Weighted Average Daily Market
                  ---------------------------------------------------------
         Price" Defined
         --------------

                  8.8.1 "Current Market Price" at any date means a price per Common Share equal to at least the Weighted Average Daily Market Price as defined herein, at which the Common Shares on The Toronto Stock Exchange or, if the Common Shares are not then listed on The Toronto Stock Exchange, on a stock exchange in Canada on which the Common Shares are listed as may be selected for such purposes by the Board of Directors of the Corporation, during any period of thirty (30) consecutive trading days commencing forty-five (45) trading days before such date preceding the applicable record date referred to in Sections 8.2 or 8.3 of this Paragraph 8.

                  8.8.2 "Weighted Average Daily Market Price", for the purposes of this Paragraph 8, for a given period, means the sum of the daily amounts resulting from the multiplication of the daily volume of Common Shares traded on a Stock Exchange(s) by the arithmetic average of the high and low at which they have traded on such Stock Exchange during that day, divided by the total number of Common Shares traded on such Stock Exchange(s) during such given period.

         8.9      Notice of Adjustment:  Forthwith after the occurrence of any
                  --------------------
         adjustment in the Conversion Rate as provided herein, the Corporation shall file with the transfer agent of the Corporation for the Second Series Preferred Shares a certificate certifying the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment; the Corporation shall also at such time give written notice to the holders of Second Series Preferred Shares of the Conversion Rate following such adjustment (in the manner set out at Paragraph 10 of this Article IV).

9.       Corporation to Give Notice to Holders of Second Series Preferred Shares
         -----------------------------------------------------------------------
         in Certain Events
         -----------------

         If:

         a) the Corporation shall declare a dividend or make a distribution on its Common Shares in Common Shares of the Corporation (other than a stock dividend to the holders of Common Shares who exercise an option to receive equivalent dividends in shares in lieu of receiving cash dividends paid in the ordinary course); or

         b) any of the events mentioned in Sections 8.2 and 8.3 of Paragraph 8 of this Article IV occurs;

         then, in each such case the Corporation shall give notice, in the manner specified herein, to each holder of Second Series Preferred Shares of the action proposed to be taken and the date on which the books of the Corporation shall close or a record shall be taken for such dividends, distribution, subscription rights or other options, rights or warrants, as the case may be, provided that the Corporation shall only be required to specify in such notice such particulars of such action as shall have been fixed and determined at the date on which such notice is given. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution, subscription rights or other rights or warrants, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given, with respect to the actions described above, not less than fourteen (14) days prior to the record date or the date on which the Corporation's transfer books are to be closed with respect thereto.

10.      Notices
         -------

         10.1     Methods of Delivery:  Subject to clause 10.2 of this Paragraph
                  -------------------
         10 and unless otherwise specifically provided elsewhere in the articles of the Corporation, any notice or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage prepaid, or, in the case of a notice of redemption, by prepaid registered mail, to the holders of the Second Series Preferred Shares at their respective addresses appearing on the books of the Corporation or, at the address of such last holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more holders of the Second Series Preferred Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders.

         10.2     Disruption of Mail Services:  If there exists any actual or
                  ---------------------------
         apprehended disruption of mail services in any Province in which there are holders of Second Series Preferred Shares whose addresses appear on the books of the Corporation to be in such Province, notice may (but need not) be given to the holders in such Province by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in the capital city of such Province, or if the Corporation maintains a register of transfers for the Second Series Preferred Shares in such Province, then in the city in such Province where the register of transfers is maintained. Notice given by publication shall be deemed for all purposes to be proper notice.

         10.3     Deemed Delivery:  Notice given by mail shall be deemed to be
                  ---------------
         given on the day upon which it is mailed unless on the day of or the day following such mailing an actual disruption of mail services has occurred in the Province from or to which such notice is mailed.
         Notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.

         10.4     Other Requirements:  Nothing in this Paragraph 10 shall
                  ------------------
         derogate from any specific notice requirements otherwise set forth in these articles.

11.      Interpretation
         --------------

         11.1     Ranking:  For the purposes hereof, the use of the terms
                  -------
         "ranking in priority to" or "ranking on a parity with", or "ranking junior" or similar terms, whether used independently or in combination, refer to the ranking of shares of different classes or series in the capital of the Corporation with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

         11.2     Days:  In the event any payment or other action required to be
                  ----
         made or taken by the Corporation pursuant to the provisions hereof would require to be made or taken on a day other than a business day, such payment or other action may be made or taken on the next business day. For the purposes of these provisions, "business day" shall mean a day other than a Saturday, Sunday or statutory holiday in the jurisdiction in which the head office of the Corporation is located.

12.      Modification to Series:  The Corporation may at any time or times or
         ----------------------
         from time to time pass a special resolution or resolutions whereby the terms hereof respecting the Second Series Preferred Shares may be altered, amended or repealed or the application thereof suspended in any particular case and changes may be made to the rights, privileges, restrictions and conditions, attaching to the Second Series Preferred Shares, but no such special resolution shall have any force or effect until after it has been sanctioned by the affirmative vote of the holders of not less than two thirds (2/3) of the Second Series

         Preferred Shares represented and voted at a meeting duly called for such purpose, in addition to such other vote of other classes or series of classes of other shareholders as may be required by the Canada Business Corporations Act.

V- A series of Preferred Shares of the Corporation designated as the "Third Series Preferred Shares", which shall consist of 5,000,000 shares.

         The rights, privileges, restrictions, and conditions attaching to the Third Series Preferred Shares, in addition to those attaching to the preferred shares of the Corporation as a class, shall be as follows:

1.       Dividends
         ---------

         1.1      Dividend Payment Dates and Dividend Periods: The dividend
                  -------------------------------------------
         payment dates (the "Dividend Payment Dates") in respect of the dividends payable on the Third Series Preferred Shares shall be the first day of each of the months of February, May, August and November in each year. A "Dividend Period" shall mean the period from and including the date of issue of the Third Series Preferred Shares to but excluding August 1, 1994, being the first Dividend Payment Date and, thereafter, the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

         1.2      Payment of Dividends: The holders of Third Series Preferred
                  --------------------
         Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends (the "Quarterly Dividends") payable, with respect to each Dividend Period, on the Dividend Payment Date immediately following the end of such Dividend Period, the first of such dividends to be payable on August 1, 1994 and to be in an amount per share determined in accordance with
         Section 1.3 of this Paragraph 1. For all subsequent Dividend Periods, dividends, subject to Section 1.3 of this Paragraph 1, shall be in an amount per Third Series Preferred Share equal to $0.3375 per share.

         1.3      Dividend for Other than a Full Dividend Period: The Quarterly
                  ----------------------------------------------
         Dividends for any period which is more or less than a full Dividend Period shall be determined as follows:

                  1.3.1 an initial dividend in respect of the period from and including the date of the initial issue of the Third Series Preferred Shares to but excluding August 1, 1994 (the "Initial Dividend Period") equal to the amount obtained (rounded to four decimal places) when $1.35 is multiplied by a fraction the numerator of which is the number of days in the Initial Dividend Period and the denominator of which is 365; which, if the Third Series Preferred Shares are issued on March 15, 1994, shall be $0.5141 per share; and

                  1.3.2 a dividend in an amount per share with respect to any Third Series Preferred Share:

                  a) which is issued, redeemed, purchased or converted during any Dividend Period; or

                  b) where the assets of the Corporation are distributed to the holders of the Third Series Preferred Shares pursuant to the provisions attaching to the Preferred Shares as a class with an effective date during any Dividend Period;

                  equal to the amount obtained (rounded to four decimal places) when $1.35 is multiplied by a fraction the numerator of which is the number of days in such Dividend Period that such share has been outstanding (excluding the date of issue, redemption, purchase or conversion or the effective date for the distribution of assets) and the denominator of which is the number of days in the year in which such Dividend Period falls.

         1.4      Accrual and Cumulation of Dividends: If on any Dividend
                  -----------------------------------
         Payment Date, the dividend payable on that date is not paid in full on all the Third Series Preferred Shares then issued and outstanding as set forth in Sections 1.2 and 1.3 of this Paragraph 1, dividends shall accrue day by day from and including the date of initial issue or the last Dividend Payment Date for which payment in full is made, whichever is later, and the dividend or the unpaid part of it shall be paid on a subsequent date or dates as determined by the board of directors out of moneys properly applicable to the payment of dividends.

         1.5      Payment Procedure: The Corporation shall pay the dividends on
                  -----------------
         the Third Series Preferred Shares to the holders of record thereof at the close of business on the fifth business day immediately preceding the relevant Dividend Payment Date on or such other date as the board of directors may determine (less any tax required to be deducted or withheld by the Corporation) (i) by mailing or delivering cheques dated the relevant Dividend Payment Date drawn on a Canadian chartered bank and payable in lawful money of Canada at any branch of such bank in Canada or (ii) at the registered holder's option, by electronic transfer of funds on the relevant Dividend Payment Date. The delivery or mailing of any cheque to a holder of Third Series Preferred Shares shall be a full and complete discharge of the Corporation's obligation to pay the dividends to such holder (including any tax required to be and in fact deducted and withheld therefrom and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of three years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes and shall thereupon be forfeited to the Corporation (except as otherwise provided by law).

2.       Redemption, conversion and purchase
         -----------------------------------

         2.1      General:
                  -------

                  2.1.1 Subject to Paragraph 5 of this Article V and to the extent permitted by applicable law, the Third Series Preferred Shares may be redeemed, converted or purchased by the Corporation as provided in this Paragraph 2 and in Section 3.3 of Paragraph 3 of this Article V hereof but not otherwise.

                  2.2.2 For the purposes hereof, the "Common Shares" of the Corporation shall mean such common shares as currently constituted and any shares resulting from a reclassification of the common shares of the Corporation or which result from a capital reorganization of the Corporation or a consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a capital reorganization, consolidation, amalgamation or merger which does not result in any reclassification of the common shares or a change of the common shares into other shares or securities).

         2.2      Redemption and Conversion Rights
                  --------------------------------

                  2.2.1 The Third Series Preferred Shares shall not be redeemable prior to April 1, 2001. The Corporation may, subject to the provisions of any shares of the Corporation ranking prior to or pari passu with the Third Series Preferred Shares and subject to Paragraph 5 of this Article V, upon giving notice as hereinafter provided, redeem on or after April 1, 2001 at any time the whole or from time to time any part of the then outstanding Third Series Preferred Shares, by the payment of an amount in cash for each Third Series Preferred Share so redeemed equal to the sum of $25.00 plus an amount equal to all accrued but undeclared cumulative preferential dividends thereon, up to but excluding the date fixed for redemption (the "Redemption Price").

                  2.2.2 The Third Series Preferred Shares shall not be convertible at the option of the Corporation prior to April 1, 2001. Subject to the approvals of The Montreal Exchange ("ME") and The Toronto Stock Exchange (the "TSE"), and subject to the provisions of any shares of the Corporation ranking prior to or pari passu with the Third Series Preferred Shares, the Corporation may, by giving notice as hereinafter provided, convert on or after April 1, 2001, at any time, the whole or any part of the then outstanding Third Series Preferred Shares into fully paid, non-assessable and freely tradeable (in all provinces of Canada) Common Shares of the Corporation on the basis that each Third Series Preferred Share of each holder called for conversion by the Corporation will be converted into (subject to that exception as to fractions contained in Section 2.7 of this Paragraph 2) that number (the "Common Share Conversion Number") of Common Shares as is equal to the number obtained when:

                  (A) $25.00 plus an amount equal to all accrued but undeclared cumulative preferential dividends thereon per Third Series Preferred Share up to but excluding the date fixed for conversion, is divided by

                  (B) the greater of (I) $3.00 and (II) 95% of the weighted average trading price of all Common Shares of the Corporation on the ME and the TSE for the 20 consecutive trading days ending on the fourth day immediately prior to the date specified for conversion or, if such day is not a trading day on the ME and the TSE, then the last trading day on the ME and the TSE ending immediately prior to such fourth day (the "Market Price"), with the result of that calculation being rounded upward to the nearest 1/100 of a Common Share.

                  2.2.3 If less than all of the outstanding Third Series Preferred Shares are to be redeemed or converted, the shares to be redeemed or converted shall be selected, pro rata (disregarding fractions) or in such other manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

         2.3      Manner of Redemption or Conversion
                  ----------------------------------

                  2.3.1 Notice of redemption or conversion of Third Series Preferred Shares shall be given by the Corporation not less than 30 nor more than 60 calendar days prior to the date fixed for redemption and not less than 40 nor more than 60 calendar days prior to the date fixed for conversion, to each holder of Third Series Preferred Shares to be redeemed or converted, as the case, may be. Such notice shall set out (i) the date (the "Redemption/Conversion Date") on which the redemption or conversion is to take place; (ii) unless all the Third Series Preferred Shares held by the holder to whom it is addressed are to be redeemed or converted, the number of Third Series Preferred Shares so held which are to be redeemed or converted; (iii) whether the Corporation shall redeem or convert such Third Series Preferred Shares; (iv) the Redemption Price or the method of determining the Common Share Conversion Number, as the case may be; and (v) where the Third Series Preferred Shares are to be converted into Common Shares, the advice that such Common Shares will be registered in the name of the registered holder of the Third Series Preferred Shares to be converted unless the Transfer Agent for the Third Series Preferred Shares (the "Transfer Agent") receives from such holder, on or before the tenth calendar day prior to the date fixed for conversion (the "Transferee Notice Date"), at the principal transfer office of the Transfer Agent in any of the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary or Vancouver, written notice in a form and executed in a manner satisfactory to the Transfer Agent directing the Corporation to register such Common Shares in some other name or names (the "Transferee") and stating the name or names (with addresses) accompanied by payment to the Transfer Agent of any transfer tax that may be payable by reason thereof and a written declaration of such matters as may be required by law in order to determine the entitlement of such Transferee to hold such Common Shares. The Corporation shall, within 24 hours of the end of the 20 trading day period for calculation of the Market Price, announce the Common Share Conversion Number by either i) issuing and delivering to one or more Canadian business news services a press release, or ii) publishing a notice in La Presse and in The National Edition of the Globe and Mail.

                  2.3.2 In the case of a redemption, on and after the Redemption/Conversion Date the Corporation shall pay or cause to be paid to the holders of the Third Series Preferred Shares so called for redemption the Redemption Price therefor (less any tax or other amount required by law to be deducted or withheld by the Corporation) on presentation and delivery at the principal transfer office of the Transfer Agent in any of the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary or Vancouver, or such other place or places in Canada designated in the notice referred to in subsection 2.3.1 of this Paragraph 2, of the certificate or certificates representing the Third Series Preferred Shares so called for redemption. Such payment shall be made by cheque mailed or delivered to the holder in accordance with Paragraph 8 of this Article V and shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the holders of Third Series Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the Redemption/ Conversion Date, the holders of Third Series Preferred Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Third

                  Series Preferred Shares in respect of such shares except the right to receive therefor the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired.

                  2.3.3 In the case of a redemption, the Corporation shall have the right at any time after giving a notice of redemption to deposit the aggregate Redemption Price of the Third Series Preferred Shares thereby called for redemption, or such part thereof as at the time of deposit that has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank for the holders of such shares. If the Corporation deposits moneys pursuant to this section representing the Redemption Price to which a holder of Third Series Preferred Shares is entitled, the Corporation shall promptly give the holder notice of the deposit, including a description of the manner in which the moneys may be claimed by the holder. Any interest on any such deposit shall belong to the Corporation. Redemption moneys which remain unclaimed for a period of three years from the Redemption/Conversion Date may be reclaimed and used by the Corporation for its own purposes and shall thereupon be forfeited to the Corporation (except as otherwise provided by law).

                  2.3.4 In the case of a conversion of Third Series Preferred Shares into Common Shares, on and after the Redemption/Conversion Date, the Corporation shall deliver the Common Share Conversion Number of Common Shares on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in any of the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary or Vancouver, or such other place or places in Canada designated in the notice referred to in subsection 2.3.1 of this Paragraph 2, of the certificate or certificates representing the Third Series Preferred Shares so called for conversion. The Corporation shall deliver or cause to be delivered certificates representing such Common Shares registered in the name of the registered holders of Third Series Preferred Shares to be converted, or as such holders shall have directed as aforesaid. Third Series Preferred Shares so converted shall be converted effective on the Redemption/Conversion Date.

                  2.3.5 From and after the Redemption/Conversion Date, the holders of Third Series Preferred Shares so converted who have not presented and delivered the certificate or certificates representing such shares as herein required shall cease to be entitled to dividends on such Third Series Preferred Shares or to exercise any of the rights of holders of Third Series Preferred Shares in respect of such shares except the right to receive therefor the Common Share Conversion Number of Common Shares and any payment with respect to a fraction of a Third Series Preferred Share.

                  2.3.6 If less than all the Third Series Preferred Shares represented by any certificate shall be redeemed or converted, a new certificate for the balance shall be issued without cost to the holder.

                  2.3.7 The Corporation shall not exercise its right to convert any Third Series Preferred Shares into Common Shares if on the date for giving notice or on the Redemption/Conversion Date the Common Shares are not listed on the ME or TSE and are not freely tradeable under applicable securities laws in the ten provinces of Canada.

         2.4      Purchase: The Corporation may purchase at any time all or from
                  --------
         time to time any number of the outstanding Third Series Preferred Shares in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) or pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of the Third Series Preferred Shares, at the lowest price or prices at which, in the opinion of the board of directors or a committee thereof, the shares are obtainable. If upon any invitation for tenders, the Corporation receives tenders for Third Series Preferred Shares at the same price in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the shares to be purchased shall be selected from the shares offered at such price as nearly as may be pro rata (to the nearest 10 shares) according to the number of Third Series Preferred Shares offered in each such tender, in such manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine. If part only of the Third Series Preferred Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued without cost to the holder.

         2.5      Conversion into Another Series of Preferred Shares: The
                  --------------------------------------------------
         Corporation may at any time designate a further series of Preferred Shares (the "New Preferred Shares") and notify the holders of Third Series Preferred Shares that they have the right pursuant to the terms of the Third Series Preferred Shares, at their option, to convert their Third Series Preferred Shares into fully paid, non-assessable and freely tradeable (in all provinces of Canada) New Preferred Shares on a share for share basis on a date specified by the Corporation in such notice (the "Exchange Date"). Such notice shall provide the details of the terms and conditions of the New Preferred Shares and instructions on how to convert Third Series Preferred Shares into New Preferred Shares and shall be accompanied by the proper form of instrument of surrender. The Third Series Preferred Shares will be so convertible into New Preferred Shares only if such New Preferred Shares are not, and the Corporation will ensure that such New Preferred Shares will not, if issued, be or be deemed to be, "term preferred shares" within the meaning of the

         Income Tax Act (Canada) if such definition were read without reference to paragraph (f) of the definition of "term preferred shares" set out in subsection 248(1) of such Act.

         2.6      Manner of Conversion into Another Series of Preferred Shares:
                  ------------------------------------------------------------
         Third Series Preferred Shares may be converted into New Preferred Shares by the holder of such shares tendering to the Corporation on or prior to the Exchange Date the certificate or certificates representing the Third Series Preferred Shares to be so converted and the written instrument of surrender in form satisfactory to the Corporation and duly executed by the registered holder of the Third Series Preferred Shares represented by the certificate or certificates so surrendered in which instrument the holder may elect to convert all or a portion of the Third Series Preferred Shares represented by such certificate or certificates into New Preferred Shares. Any holder of Third Series Preferred Shares who has delivered a notice of conversion with respect to the conversion of Third Series Preferred Shares into Common Shares will be entitled to accept any such offer to convert Third Series Preferred Shares into New Preferred Shares up to the Conversion Date.

         The rights, privileges, restrictions and conditions attaching to the New Preferred Shares shall provide that any accrued and undeclared dividends, on each Third Series Preferred Share converted into New Preferred Share, shall be deemed to be an accrued and undeclared dividend on the New Preferred Share into which it is converted. The holder of Third Series Preferred Shares to be converted to New Preferred Shares shall be entitled to receive on the day immediately preceding the Exchange Date any declared but unpaid dividends on the Third Series Preferred Shares.

         The Corporation shall, on presentation and delivery at the principal transfer office of the Transfer Agent in any of the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary or Vancouver, or such other place or places in Canada as the Corporation may agree of the certificate or certificates representing the Third Series Preferred Shares to be converted, issue and deliver or cause to be delivered as soon as is reasonably practicable after the Exchange Date a certificate or certificates representing the New Preferred Shares into which such Third Series Preferred Shares have been converted. Such certificate or certificates shall be registered in the name of the holder of the Third Series Preferred Shares so converted or in such name or names as he may specify in the written instrument accompanying the Third Series Preferred Shares to be converted. The Third Series Preferred Shares so converted shall be converted, and the holder thereof shall become a holder of record of New Preferred Shares, effective on the Exchange Date. The provisions of subsection 2.3.6 of this Paragraph 2 shall apply, mutatis mutandis, in the event of a conversion into New Preferred Shares of less than all of the Third Series Preferred Shares represented by a particular share certificate.

         2.7      Avoidance of Fractional Shares: In any case where a fraction
                  ------------------------------
         of a Common Share would otherwise be issuable on conversion of one or more Third Series Preferred Shares, the Corporation shall adjust such fractional interest (rounded upward to the nearest 1/100 of a Common Share) by payment by cheque in an amount equal to the then Market Price of such fractional interest.

3.       Holder's conversion right
         -------------------------

         3.1      Conversion Right: Subject to the option of the Corporation in
                  ----------------
         Section 3.3 of this Paragraph 3, each Third Series Preferred Share shall, on and after May 1, 2001, at the option of the holder, be convertible on the first day of February, May, August and November in each year (a "permitted conversion date") into (subject to the exception as to fractions contained in Section 3.4 of this Paragraph 3) fully paid, non-assessable and freely tradeable (in all provinces of Canada) Common Shares of the Corporation on the basis that each Third Series Preferred Share will be converted into the Common Share Conversion Number of Common Shares.

         Not less than 60 nor more than 120 calendar days prior to May 1, 2001, the Corporation shall give to the registered holders of the Third Series Preferred Shares notice of the conversion right containing instructions to such holders as to the method by which such conversion right may be exercised, as set out in Section 3.2 of this Paragraph 3.

         The registered holder of Common Shares resulting from the conversion shall be entitled to rank equally with the registered holders of all other Common Shares on any date on or after the permitted conversion date.

         3.2      Manner of Conversion:
                  --------------------

                  3.2.1 Third Series Preferred Shares may be converted by the holder of such shares delivering to the principal transfer office of the Transfer Agent in any of the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary or Vancouver, or such other place as the Corporation may agree, not less than 60 calendar days prior to the date (which must be a permitted conversion date) fixed for conversion by such holder the certificate or certificates for the Third Series Preferred Shares to be converted with the notice of conversion on the reverse side thereof (the "Conversion Notice") duly completed. Subject to Section 3.3 of this Paragraph 3 and to the right to accept an offer to convert Third Series Preferred Shares into New Preferred Shares under Section 2.5 of Paragraph 2 of this
                  Article V, such Conversion Notice shall be irrevocable once it has been delivered and shall set out:

         a) the date (the "Conversion Date") on which the conversion is to take place;

         b) unless all the Third Series Preferred Shares held by the holder by whom such notice is given are to be converted, the number of Third Series Preferred Shares so held which are to be converted; and

         c) an acknowledgement that the Common Shares into which the Third Series Preferred Shares are to be converted are to be registered in the name of the registered holder of the Third Series Preferred Shares to be converted unless such holder, on or before the tenth calendar day prior to the Conversion Date (the "Transferee Notice Date") provides notice to the Transfer Agent at the principal transfer office of the Transfer Agent in any of the cities of Halifax, Montreal, Toronto Winnipeg, Vancouver or Calgary, a written notice in a form and executed in a manner satisfactory to the Transfer Agent directing the Transfer Agent to register such Common Shares in some other name or names (the "Transferee") and stating the name or names (with addresses) accompanied by payment to the Transfer Agent of any transfer tax that may be payable by reason thereof and a written declaration of such matters as may be required by law in order to determine the entitlement of such Transferee to hold such Common Shares.

                  3.2.2 Subject to Section 3.3 of this Paragraph 3, the Corporation shall, on presentation and delivery at the principal transfer office of the Transfer Agent in any of the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary or Vancouver, or such other place or places in Canada as the Corporation may agree of the certificate or certificates representing the Third Series Preferred Shares so surrendered for conversion, deliver or cause to be delivered certificates representing the Common Share Conversion Number of Common Shares into which such Third Series Preferred Shares are to be converted, registered in the name of the holder of the Third Series Preferred Shares to be converted, or as such holder shall have directed as aforesaid, as the case may be, on the Conversion Date. The Third Series Preferred Shares so converted shall be converted, and the holder thereof shall become a holder of Common Shares of record, effective on the Conversion Date.

                  3.2.3 If less than all the Third Series Preferred Shares represented by any certificate shall be converted, a new certificate for the balance shall be issued without cost to the holder.

                  3.2.4 The delivery of a Conversion Notice by a holder of Third Series Preferred Shares shall constitute the holder's irrevocable authority to the Corporation to have the Third Series Preferred Shares which are the subject of the notice sold to a Substitute Purchaser if the Corporation exercises its option under subsection 3.3.2 of this Paragraph 3 in respect of the shares.

         3.3      Options of the Corporation: Prior to any Conversion Date, the
                  --------------------------
         Corporation may, by notice given not less than 40 calendar days before such Conversion Date to all holders who have given a Conversion Notice,

                  3.3.1 redeem on the Conversion Date all or any part of the Third Series Preferred Shares forming the subject matter of the applicable Conversion Notice at the Redemption Price provided for in Paragraph 2 of this Article V, in which event such redemption shall be made on the Conversion Date by mailing or delivering in accordance with Section 8.1 of Paragraph 8 of this Article V, a cheque of the Corporation or of the Transfer Agent in an amount equal to the Redemption Price to the holder of the Third Series Preferred Shares entitled thereto; or

                  3.3.2 request such holders to sell on the Conversion Date all or any part of such Third Series Preferred Shares to another purchaser or purchasers in the event that a purchaser or purchasers willing to purchase all or any part of such Third Series Preferred Shares at a price equal to the Redemption Price is or are found by the Corporation and such holders shall sell such Third Series Preferred Shares at a price equal to the Redemption Price to such purchaser or purchasers ("Substitute Purchasers"), in which event the provisions of Section 3.5 of this Paragraph 3 shall apply.

         The notice given by the Corporation shall set out:

         a) the number of Third Series Preferred Shares tendered for conversion on the Conversion Date;

         b) the number of Third Series Preferred Shares which the Corporation has determined to redeem;

         c) the number of Third Series Preferred Shares which the Corporation has required to be sold to a Substitute Purchaser;

         d) the number of Third Series Preferred Shares to be converted into Common Shares; and

         e)       the Redemption Price.

         If less than all the Third Series Preferred Shares tendered for conversion on a permitted conversion date are to be redeemed or purchased by a Substitute Purchaser, the Third Series Preferred Shares to be redeemed or purchased shall be selected pro rata (disregarding fractions of shares) or in such other manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

         The provisions of subsection 2.3.6 of Paragraph 2 of this Article V shall apply, mutatis mutandis, in the event of a redemption or purchase of less than all the Third Series Preferred Shares represented by a particular share certificate.

         The Third Series Preferred Shares so purchased or redeemed shall not be converted on the Conversion Date. In the event that for any reason the redemption or purchase provided for in this section is not effected in respect of a Third Series Preferred Share or Shares on the Conversion Date, the option of the Corporation in respect of such Third Series Preferred Share or Shares shall lapse and such Third Series Preferred Share or Shares shall be deemed to have been converted on the Conversion Date.

         3.4      Avoidance of Fractional Shares: In any case where a fraction
                  ------------------------------
         of a Common Share would otherwise be issuable on conversion of one or more Third Series Preferred Shares under this Article 3, the Corporation shall adjust such fractional interest by payment by cheque in an amount equal to the then Market Price of such fractional interest (rounded upward to the nearest 1/100 of a Common Share) determined in respect of the relevant Conversion Date.

         3.5      Manner of Purchase By A Substitute Purchaser: The Corporation
                  --------------------------------------------
         shall receive and hold on behalf of the Substitute Purchaser the purchase price to be paid to the holder of a Third Series Preferred Share to be acquired by such Substitute Purchaser determined in accordance with the provisions of Section 3.3 of this Paragraph 3. On the date on which the sale of such Third Series Preferred Share to a Substitute Purchaser is to be effected, the Corporation shall pay or cause to be paid to the holder of such Third Series Preferred Share the purchase price for such share received from the Substitute Purchaser on behalf of the Substitute Purchaser acquiring such share. Such payment shall be made by cheque mailed to the holder of such Third Series Preferred Share in accordance with Paragraph 8 of this Article V and shall be a full and complete payment of the purchase price for the Third Series Preferred Share to be sold by such holder to such Substitute Purchaser unless the cheque is not honoured when presented for payment. From and after the date on which the cheque is mailed in payment for such Third Series Preferred Share, the Substitute Purchaser shall be treated by the Corporation as the registered holder of the Third Series Preferred Share which has been sold to such Substitute Purchaser in accordance with the provisions of this Paragraph 3.

         3.6      Continuance of Conversion Right:  In the event that the
                  -------------------------------
         Corporation exercises its right pursuant to subsection 3.3.2 of this Paragraph 3 to require a Third Series Preferred Share tendered for conversion to be sold by the holder thereof to a Substitute Purchaser, such Third Series Preferred Share shall continue to be convertible into Common Shares pursuant to section 3.1 after having been sold to a Substitute Purchaser notwithstanding its having been tendered for conversion by the previous holder thereof.

4.       Voting rights: Except as otherwise provided herein or in the conditions
         -------------
         attaching to the Preferred Shares as a class, the holders of Third Series Preferred Shares shall not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation. In the event that the Corporation fails to pay in the aggregate

         Quarterly Dividends for eight Dividend Periods on or before the last day of such Dividend Periods, whether or not consecutive, whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends, the holders of the Third Series Preferred Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which directors of the Corporation are to be elected, the record date for notice of which occurs after the end of such Dividend Periods (other than meetings at which only holders of another specified series or class of shares are entitled to vote), and such holders shall have the right at any such meeting to vote in the election of two directors to be elected in conjunction with the holders of any other series of Preferred Shares which may have such right. The right to receive notice of, attend and vote at such meetings shall continue until such time as the Corporation declares and pays the full amount of a Quarterly Dividend for a Dividend Period, after which payment such rights to receive notice of, attend and vote at such meetings shall forthwith expire. At such time as the Corporation may again fail to pay the full amount in the aggregate of eight Quarterly Dividends, such voting rights shall become effective again and so on from time to time.

         Each Third Series Preferred Share shall entitle the holder thereof to one vote at any such meeting, provided that if the shares of any other series of Preferred Shares (which may have a similar right to vote) entitle their holder thereof to a number of vote greater than one vote per 25.00 dollars received by the Corporation as consideration for the issue of a share of such series, the number of votes per Third Series Preferred Share will be adjusted pro rata.

         Nothing herein contained shall be deemed to limit the right of the Corporation from time to time to increase or decrease the number of its directors in accordance with the procedures prescribed by its Articles.

         Any vacancy occurring among the directors elected in accordance with the foregoing provisions of this Paragraph 4 to represent the holders of the series of Preferred Shares which may have such right may be filled by the board of directors with the consent and approval of any remaining director elected to represent the holders of such series of Preferred Shares. If there is no such remaining director, the board of directors may appoint a holder or holders of the series of Preferred Shares which may have such right to fill the vacancy or vacancies. Whether or not vacancies are so filled by the board of directors, the registered holders of at least 10% of the issued and outstanding series of Preferred Shares which may have such right shall have the right to require the secretary of the Corporation to call a meeting for the purpose of filling the vacancies or replacing all or any of the persons who have been appointed by the board of directors.

5.       Restrictions on dividends and retirement of shares: So long as any of
         --------------------------------------------------
         the Third Series Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the holders of such outstanding Third Series Preferred Shares given in the manner hereinafter specified:

         a) pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Preferred Shares of the Corporation) on any shares of the Corporation ranking junior to or on a parity with the Preferred Shares of the Corporation or any series thereof;

         b) call for redemption, redeem, purchase or otherwise retire or make any capital distribution on or in respect of any shares ranking junior to the Preferred Shares of the Corporation or any series thereof (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Preferred Shares of the Corporation or any series thereof);

         c) call for redemption, redeem, or otherwise retire less than all of the Third Series Preferred Shares then outstanding; or

         d) except in connection with the exercise of a retraction privilege of a shareholder or mandatory redemption obligation of the Corporation attaching thereto, call for redemption, redeem, purchase or otherwise retire any shares of any class or series ranking on a parity with the Preferred Shares of the Corporation or any series thereof;

         unless in each such case, all cumulative preferential dividends accrued on outstanding Third Series Preferred Shares up to and including the latest Dividend Payment Date shall have been declared and paid or made available for payment at the date of such declaration or payment or setting apart or call for redemption or purchase for cancellation.

6.       Issue price: The price or consideration for which each Third Series
         -----------
         Preferred Share shall be issued is $25.00 and, upon payment of such price, each such share shall be issued as fully paid and non-assessable.

7.       Election under the Income Tax Act: The Corporation shall elect under
         ---------------------------------
         subsection 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax under section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no holder of the Third Series Preferred Shares will be required to pay tax on dividends received on the Third Series Preferred Shares under Section 187.2 of Part IV.1 of such Act or any successor or replacement provision of similar effect. Such election shall be made in the manner prescribed by such Act and shall be filed within the time provided under paragraph 191.2(1)(a) of such Act.

8.       Notice and interpretation
         -------------------------

         8.1      Notices:
                  -------

                  8.1.1 Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Third Series Preferred Shares at their respective addresses appearing on the books of the Corporation or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Third Series Preferred Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

                  8.1.2 If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Third Series Preferred Shares pursuant to subsection 8.1.1 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until he informs the Corporation in writing of his new address.

         8.2      Interpretation:
                  --------------

                  8.2.1 In the event that any day on which any dividend on the Third Series Preferred Shares is payable or on or by which any other action is required to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. A "business day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

                  8.2.2 All references herein to a holder of Third Series Preferred Shares shall be interpreted as referring to a registered holder of the Third Series Preferred Shares.

9.       Modification: The provisions attaching to the Third Series Preferred
         ------------
         Shares may be deleted, varied, modified, amended or amplified with the prior approval of the holders of Third Series Preferred Shares given in accordance with Paragraph 10 of this Article V.

10.      Approval of third series preferred shareholders: Any approval required
         -----------------------------------------------
         or permitted to be given by the holders of the Third Series Preferred Shares with respect to any and all matters referred to herein shall be deemed to have been sufficiently given by the holders of the Third Series Preferred Shares if given in the manner provided in the by-laws of the Corporation, provided that the quorum for any meeting of holders of Third Series Preferred Shares shall be shareholders represented in person or by proxy holding at least 25% of the outstanding Third Series Preferred Shares. If at any such meeting the holders of at least 25% of the outstanding Third Series Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of Third Series Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called. A resolution passed at a meeting or an adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the approval of the holders of the Third Series Preferred Shares.

11.      Rights on liquidation: In the event of the liquidation, dissolution or
         ---------------------
         winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Third Series Preferred Shares shall be entitled to receive an amount equal to $25.00 per Third Series Preferred Share, together with all accrued and unpaid dividends, whether or not declared, up to and excluding the date of payment, before any amount is paid or any assets of the Corporation are distributed to the holders of Common Shares or shares of any other class of the Corporation ranking junior to the Third Series Preferred Shares. After payment to the holders of the Third Series Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

                                  APPENDIX B

                         ____________________________

7.   The directors of the Corporation may from time to time:

     (A)  borrow money upon the credit of the Corporation;
     (B)  limit or increase the amount to be borrowed;
     (C)  issue debentures or other securities of the Corporation;
     (D) pledge or sell such debentures or other securities for such sums and at such prices as may be deemed expedient;
     (E) secure any such debentures, or other securities, or any other present or future borrowing or liability of the Corporation, by mortgage, hypothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable, property of the Corporation, and the undertaking and rights of the Corporation.

     The directors of the Corporation may from time to time delegate to such one or more of the directors or officers of the Corporation as may be designated by the directors all or any of the powers conferred on the directors above to such extent and in such manner as the directors shall determine at the time of such delegation.

     The directors of the Corporation may from time to time appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

     7A - Notwithstanding any other provision of the Articles or the By-laws of the Corporation,

     (1) (a) The Board of Directors of the Corporation shall consist at the Effective Time (as defined in the Agreement and Plan of Merger dated as of June 14, 1998 among the Corporation, North Merger Sub Corporation and Excel Communications, Inc. ("Excel")), of a total of 15 members as follows:

               (i)    7 members shall be Teleglobe Directors (as defined in
                     paragraph (e) below);
               (ii)   7 members shall be Excel Directors (as defined in
                     paragraph (e) below); and
               (iii)  1 member shall be named jointly by the Teleglobe Directors and the Excel Directors.

         (b) In connection with any annual, annual and special or special meeting of shareholders of the Corporation during the period from the Effective Time until December 31, 2003 (the "Time Period") involving an election of directors:

               (i)    the Teleglobe Directors shall be entitled to nominate 5
                     qualified individuals (or such greater number equal to or, subject to the 34% requirement in clause

                (b)(ii) below, greater than the number of individuals nominated pursuant to such clause (b)(ii) below) to stand for election at any such meeting;
          (ii) the Excel Directors shall be entitled to nominate 5 qualified individuals (or such greater number as shall be necessary to ensure that the nominees for Excel Directors represent at least 34% of the total number of directors comprising the Teleglobe Board) to stand for election at any such meeting; and
          (iii) the Teleglobe Directors and Excel Directors shall be entitled to jointly nominate 3 qualified individuals to stand for election at any such meeting.

     (c) Any vacancy in the Board of Directors among the Teleglobe Directors during the Time Period shall be filled by the Board of Directors with a qualified individual nominated by the remaining Teleglobe Directors.

     (d) Any vacancy in the Board of Directors among the Excel Directors during the Time Period shall be filled by the Board of Directors with a qualified individual nominated by the remaining Excel Directors.

     (e) For purposes of this section (1), a Teleglobe Director means (i) any person serving as a director of the Corporation who is designated by the Board of Directors of the Corporation prior to the Effective Time for purposes of continuing as a director of the Corporation under clause (a)(i) above, and (ii) any person who becomes a director of the Corporation in the manner contemplated by either clause (b)(i) or paragraph (c) above. For purposes of this section (1), an Excel Director means (i) any person designated by the Board of Directors of Excel prior to the Effective Time for purposes of becoming a director of the Corporation under clause (a)(ii) above, and (ii) any person who becomes a director of the Corporation in the manner contemplated by either clause (b)(ii) or paragraph (d) above.

     (f) There shall at no time be more than two members of the Board of Directors who are employed by the Corporation or its affiliates, one of whom shall be the Chief Executive Officer of the Corporation and the other of whom shall be the Chief Executive Officer of Excel.

(2) During the Time Period, any sale, disposition, transfer or pledge of any shares of a Subsidiary (as defined below) or any sale, disposition, lease, transfer or mortgage of all or a substantial portion of the assets of a Subsidiary or any merger, consolidation, amalgamation, combination, liquidation or dissolution involving any Subsidiary shall, in addition to any other approval, require approval by an affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of the Corporation.

          For purposes of this section (2), Subsidiary means a subsidiary (as defined in the Canada Business Corporations Act) of the Corporation which is incorporated under the laws of one of the states of the United States of America and has a net book value of more than U.S. $400 million.

(3) This section 7A shall come into force at the Effective Time and shall remain in effect until the expiration of the Time Period and may be amended, modified or repealed in any manner provided for under applicable law if approved by an affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of the Corporation."